SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Vertical Capital Income Fund

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person (s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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2)	Aggregate number of securities to which transaction applies:

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3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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2)	Form, Schedule or Registration Statement No.:

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4)	Date Filed:

Texting Script

This is a message from Vertical Capital Income Fund. Our annual meeting was adjourned until Sept 11th. We need your vote. Please vote today by calling 833-782-7194. Thank you in advance for your support.

Email Letter

Dear Shareholder,

We have been unable to reach you regarding the Vertical Capital Income Fund’s annual meeting. They recently had to adjourn the meeting because not enough shares were voted to reach a quorum for the meeting. The annual meeting has been adjourned until September 11th, 2019.

Please help us achieve a quorum and save additional solicitation expenses by voting your shares today. Please call 833-782-7194 to vote your shares over the phone with a live agent or you may e-mail me at your earliest convenience.

This will only take a moment of your time. Alliance Advisors has been engaged by Vertical Capital Income Fund to reach out to you in regards to the annual meeting.

Thank You,

Melissa Carlson

Vice President

Operations Department

Office: 973-873-7753

Mobile: 973-873-8375

Fax: 973-338-1430

www.allianaceadvisors.com

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Additional Information about the Annual Meeting and Where to Find It

In connection with the Annual Meeting, the Fund has filed on June 21, 2019 with the SEC, and furnished to the Fund’s shareholders on or around June 27, 2019, a Definitive Proxy Statement and WHITE proxy card pertaining to the Annual Meeting.  Shareholders of the Fund are urged to read the Definitive Proxy Statement and other relevant documents that have been or may be filed with the SEC carefully and in their entirety because they contain important information about the Annual Meeting. Shareholders of the Fund may obtain the Definitive Proxy Statement and other relevant documents filed with the SEC free of charge at the SEC’s website at www.sec.gov or by directing a request to Stanton P. Eigenbrodt, Secretary, Vertical Capital Income Fund, 80 Arkay Drive, Suite 110, Hauppauge, NY 11788.

Participants in the Solicitation

The Fund’s Trustees, executive officers and Portfolio Manager and certain persons associated with the Fund’s investment adviser and its parent company may be deemed “participants” in the solicitation of proxies from shareholders of the Fund in favor of the approval of the Fund’s investment management agreement and the re-election of Mr. Boulware as a Trustee, to be voted on at the Annual Meeting. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of the Fund in connection with the Annual Meeting is set forth in the Definitive Proxy Statement, the Supplement to the Definitive Proxy Statement filed by the Fund with the SEC on August 21, 2019 and the other relevant documents filed by the Fund with the SEC. You can find information about the Fund’s Trustees, executive officers and other parties in the Definitive Proxy Statement and in subsequent reports filed with the SEC.